Exhibit 99.1
Corpay Reports Second Quarter Financial Results
Revenue growth and adjusted EPS growth both 13%1
Announced acquisition of Alpha Group and stablecoin partnerships

Atlanta, Ga., August 6, 2025 — Corpay, Inc. (NYSE: CPAY), a corporate payments company, today reported financial results for its second quarter ended June 30, 2025.

"Our second quarter results were slightly ahead of our expectations,” said Ron Clarke, chairman and chief executive officer, Corpay, Inc. “Second quarter 2025 organic revenue growth was 11%, with our Corporate Payments segment growing 18%. Our balance sheet is in great shape as we prepare for the recently announced Alpha Group acquisition. Additionally, we’re very excited about the opportunity to participate in the growing stablecoin and digital currency markets as a result of our existing capabilities in our cross border business.”

Financial Results for Second Quarter of 2025:

GAAP Results
•Revenues increased 13% to $1,102.0 million in the second quarter of 2025, compared with $975.7 million in the second quarter of 2024.
•Net income2 increased 13% to $284.2 million in the second quarter of 2025, compared with $251.6 million in the second quarter of 2024.
•Net income per diluted share2 increased 13% to $3.98 in the second quarter of 2025, compared with $3.52 per diluted share in the second quarter of 2024.

Non-GAAP Results1
•Organic revenue growth1 was 11% in the second quarter of 2025.
•Adjusted EBITDA1 increased 12% to $620.6 million in the second quarter of 2025, compared to $554.4 million in the second quarter of 2024.
•Adjusted net income1,2 increased 13% to $366.4 million in the second quarter of 2025, compared with $325.0 million in the second quarter of 2024.
•Adjusted net income per diluted share1,2 increased 13% to $5.13 in the second quarter of 2025, compared with $4.55 per diluted share in the second quarter of 2024.
"Total company organic growth improved 500 bps year over year to 11% in the second quarter, driven by improvement in our U.S. Vehicle Payments business,” said Peter Walker, chief financial officer, Corpay, Inc. “Our Corporate Payments segment delivered continued terrific performance driven by our broad geographic coverage and implementations, in addition to completing the integration of the GPS business into our cross border business.”

Updated Fiscal Year 2025 Outlook:

"We are raising our 2025 outlook as a result of our second quarter beat and continued benefit of improved foreign currency rates. Strong sales performance, excellent cost discipline and improving retention in our businesses gives us confidence in our ability to achieve our 2025 outlook,” concluded Walker.

For fiscal year 2025, Corpay, Inc.'s updated financial guidance1 is as follows:

•Total revenues between $4,405 million and $4,485 million;
•Net income between $1,171 million and $1,211 million;
•Net income per diluted share between $16.41 and $16.81;
•Adjusted net income between $1,488 million and $1,528 million; and
•Adjusted net income per diluted share between $20.86 and $21.26.

Corpay’s guidance assumptions are as follows:

•Weighted average U.S. fuel prices equal to $3.16 per gallon;

•Fuel price spreads lower than the 2024 average;
•Foreign exchange rates equal to the July 2025 forward consensus;
•Interest expense between $360 million and $390 million;
•Approximately 72 million fully diluted shares outstanding;
•An effective tax rate of approximately 25.5% to 26.5%; and
•No impact related to acquisitions or divestitures not closed.
Conference Call:

The Company will host a conference call to discuss second quarter 2025 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Peter Walker, chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing (800)-445-7795 or (785)-424-1699; the Conference ID is CORPAY. A replay will be available one hour after the call and can be accessed by dialing (844)-512-2921 or (412)-317-6671 for international callers; the replay conference ID is 11159525. The replay will be available through Wednesday, August 13, 2025. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as risks related to the completion of the acquisition of a partnership interest in AvidXchange, and the acquisition of Alpha, including, in each case, the satisfaction of any conditions thereto; our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle, retail lodging price, foreign exchange rates and interest rates trends develop as anticipated and we are able to develop successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; our ability to successfully manage the derivative financial instruments that we use in our Cross-Border solution to reduce our exposure to various market risks, including changes in foreign exchange rates; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of our information security controls or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the international operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; the impact of changes in global tariff and trade policies and potential retaliatory actions by affected countries; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; our ability to remediate material weaknesses and the ongoing effectiveness of internal control over financial reporting, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2024 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock-based compensation expense related to stock-based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, amortization of the premium recognized on the purchase of receivables and amortization attributable to the Company's noncontrolling interest, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, certain discrete tax items, the impact of business dispositions, impairment losses, asset write-offs, restructuring costs, loss on extinguishment of debt, taxes associated with stock-based compensation programs, losses and gains on foreign currency transactions and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of certain discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, taxes related to stock-based compensation programs and impairment losses do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.

EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, goodwill impairment, investment loss/gain and other operating, net. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation expense and other one-time items including certain legal expenses, restructuring costs and integration and deal related costs. EBITDA and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth, EBITDA and adjusted EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY), the Corporate Payments Company, is a global S&P 500 provider of commercial cards (e.g, business cards, fleet cards, virtual cards) and AP automation solutions (e.g., invoice and payments automation, cross border payments) to businesses worldwide. Our solutions “keep business moving” and result in our customers better controlling purchases, mitigating fraud, and ultimately spending less. To learn more visit www.corpay.com.

Contact:

Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com
__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.
2 Net income, net income per diluted share, adjusted net income and adjusted net income per diluted share is amount attributable to Corpay.

Corpay, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share amounts and percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change

Revenues, net	$1,102,030	$975,710	13%	$2,107,697	$1,910,961	10%
Expenses:
Processing	238,517	209,199	14%	460,361	416,610	11%
Selling	115,777	95,044	22%	223,334	189,232	18%
General and administrative	176,994	153,777	15%	333,953	305,039	9%
Depreciation and amortization	91,350	84,342	8%	183,538	169,102	9%
Other operating, net	2	9	NM	(3)	301	NM
Total operating expense	622,640	542,371	15%	1,201,183	1,080,284	11%
Operating income	479,390	433,339	11%	906,514	830,677	9%
Other expenses:
Other (income) expense, net	(10,572)	4,460	NM	(6,477)	7,420	NM
Interest expense, net	96,872	94,677	2%	190,794	183,765	4%
Loss on extinguishment of debt	—	—	—%	1,596	—	NM
Total other expenses, net	86,300	99,137	(13)%	185,913	191,185	(3)%
Income before income taxes	393,090	334,202	18%	720,601	639,492	13%
Provision for income taxes	109,012	82,539	32%	192,648	158,026	22%
Net income	284,078	251,663	13%	527,953	481,466	10%
Less: Net (loss) income attributable to noncontrolling interest	(90)	38	NM	552	72	NM
Net income attributable to Corpay	$284,168	$251,625	13%	$527,401	$481,394	10%
Basic earnings per share	$4.03	$3.59	12%	$7.49	$6.79	10%
Diluted earnings per share	$3.98	$3.52	13%	$7.38	$6.64	11%
Weighted average shares outstanding:
Basic shares	70,546	70,107		70,432	70,934
Diluted shares	71,429	71,497		71,494	72,516

NM - Not Meaningful

Corpay, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,192,849	$1,553,642
Restricted cash	3,338,509	2,902,703
Accounts and other receivables (less allowance)	2,601,292	2,090,500
Securitized accounts receivable — restricted for securitization investors	1,639,000	1,323,000
Prepaid expenses and other current assets	987,593	806,024
Total current assets	10,759,243	8,675,869
Property and equipment, net	434,319	377,705
Goodwill and other intangibles, net	8,706,323	8,395,109
Other assets	535,341	508,348
Total assets	$20,435,226	$17,957,031
Liabilities and Equity
Current liabilities:
Customer deposits	4,143,205	3,266,126
Accounts payable, accrued expenses and other current liabilities	3,247,947	2,671,781
Securitization facility	1,639,000	1,323,000
Current portion of notes payable and lines of credit	609,617	1,446,974
Total current liabilities	9,639,769	8,707,881
Notes payable and other obligations, less current portion	5,869,083	5,226,106
Deferred income taxes	379,240	439,176
Other noncurrent liabilities	579,955	437,879
Total noncurrent liabilities	6,828,278	6,103,161
Commitments and contingencies
Stockholders’ equity:
Common stock	132	131
Additional paid-in capital	3,902,867	3,811,131
Retained earnings	9,723,806	9,196,405
Accumulated other comprehensive loss	(1,436,386)	(1,713,996)
Treasury stock	(8,261,846)	(8,171,329)
Total Corpay stockholders’ equity	3,928,573	3,122,342
Noncontrolling interest	38,606	23,647
Total equity	3,967,179	3,145,989
Total liabilities and equity	$20,435,226	$17,957,031

Corpay, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income	$527,953	$481,466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	58,177	58,443
Stock-based compensation	47,234	52,087
Provision for credit losses on accounts and other receivables	62,162	53,485
Amortization of deferred financing costs and discounts	4,842	4,080
Amortization of intangible assets and premium on receivables	125,361	110,659
Loss on extinguishment of debt	1,596	—
Deferred income taxes	(25,499)	(9,675)
Other non-cash operating (income) expense, net	(8,700)	98
Changes in operating assets and liabilities (net of acquisitions/disposition)	272,970	140,462
Net cash provided by operating activities	1,066,096	891,105
Investing activities
Acquisitions, net of cash acquired	(154,648)	(59,871)
Purchases of property and equipment	(97,407)	(85,289)
Proceeds from sale of cost method investment	14,843	—
Other	14,572	(1,453)
Net cash used in investing activities	(222,640)	(146,613)
Financing activities
Proceeds from issuance of common stock	55,962	100,241
Repurchase of common stock	(90,877)	(947,074)
Borrowings on securitization facility, net	316,000	102,000
Deferred financing costs	(10,827)	(3,176)
Proceeds from notes payable	750,000	325,000
Principal payments on notes payable	(98,570)	(51,063)
Borrowings from revolver	4,490,000	4,153,000
Payments on revolver	(5,357,000)	(3,811,000)
Borrowings (payments) on swing line of credit, net	24,000	(109,247)
Other	(333)	2,081
Net cash provided by (used in) financing activities	78,355	(239,238)
Effect of foreign currency exchange rates on cash	153,202	(99,493)
Net increase in cash and cash equivalents and restricted cash	1,075,013	405,761
Cash and cash equivalents and restricted cash, beginning of period	4,456,345	3,141,535
Cash and cash equivalents and restricted cash, end of period	$5,531,358	$3,547,296
Supplemental cash flow information
Cash paid for interest, net	$238,796	$237,912
Cash paid for income taxes, net	$261,987	$185,333

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts; shares in millions)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay.*

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to Corpay	$284,168	$251,625	$527,401	$481,394

Stock-based compensation	28,868	27,108	47,234	52,087
Amortization[1]	64,137	56,881	130,203	114,739
Loss on extinguishment of debt	—	—	1,596	—
Integration and deal related costs	14,452	7,128	25,841	11,363
Restructuring and related costs	3,330	1,872	6,130	6,254
Other[2]	(6,625)	4,433	467	8,045
Total adjustments	104,162	97,422	211,471	192,488
Income tax impact of pre-tax adjustments at the effective tax rate[3]	(27,840)	(24,064)	(55,456)	(47,579)
Discrete tax items[4]	5,931	—	5,931	—
Adjusted net income attributable to Corpay	$366,421	$324,983	$689,347	$626,303
Adjusted net income per diluted share attributable to Corpay	$5.13	$4.55	$9.64	$8.64
Diluted shares	71.4	71.5	71.5	72.5

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes losses and gains on foreign currency transactions, certain legal expenses, amortization expense attributable to the Company's noncontrolling interest, taxes associated with stock-based compensation programs, a loss on an economic hedge of a foreign-denominated purchase price of an acquisition and a gain on sale of a cost method investment.

[3] Represents provision for income taxes of pre-tax adjustments.
[4] Represents discrete non-cash tax provision recognized in the second quarter of 2025 related to the remeasurement of deferred tax assets and liabilities as a result of a tax law change in California.
* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric and percentages)
(Unaudited)

The following table presents revenues, net and revenues, net per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended June 30,				Three Months Ended June 30,
	2025	2024	Change	% Change	2025	2024	Change	% Change
VEHICLE PAYMENTS
'- Revenues, net	$525.5	$510.3	$15.2	3%	$548.4	$504.2	$44.2	9%
'- Transactions	222.6	207.3	15.3	7%	222.6	207.9	14.7	7%
'- Revenues, net per transaction	$2.36	$2.46	$(0.10)	(4)%	$2.46	$2.42	$0.04	2%
'- Tag transactions[3]	22.8	21.4	1.4	7%	22.8	21.4	1.4	7%
'- Parking transactions	67.8	63.0	4.8	8%	67.8	63.0	4.8	8%
'- Fleet transactions	118.7	112.9	5.8	5%	118.7	113.5	5.2	5%
'- Other transactions	13.3	10.0	3.3	32%	13.3	10.0	3.3	32%
CORPORATE PAYMENTS
'- Revenues, net	$391.9	$288.5	$103.4	36%	$389.1	$330.6	$58.4	18%
'- Spend volume	$58,114	$42,879	$15,236	36%	$58,114	$48,701	$9,413	19%
'- Revenues, net per spend $	0.67%	0.67%	—%	—%	0.67%	0.68%	(0.01)%	(1)%
LODGING PAYMENTS
'- Revenues, net	$119.8	$122.4	$(2.6)	(2)%	$119.5	$122.4	$(2.9)	(2)%
'- Room nights	8.7	8.8	(0.1)	(1)%	8.7	8.8	(0.1)	(1)%
'- Revenues, net per room night	$13.84	$13.97	$(0.13)	(1)%	$13.80	$13.97	$(0.16)	(1)%
OTHER[1]
'- Revenues, net	$64.8	$54.6	$10.2	19%	$64.4	$54.6	$9.8	18%
'- Transactions	412.6	356.7	55.9	16%	412.6	356.7	55.9	16%
'- Revenues, net per transaction	$0.16	$0.15	$—	3%	$0.16	$0.15	$—	2%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$1,102.0	$975.7	$126.3	13%	$1,121.4	$1,011.8	$109.5	11%

[1] Other includes Gift and Payroll Card operating segments.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[3] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the second quarter of 2025 is 7.6 million.
* Columns may not calculate due to rounding.

Exhibit 3
Revenues by Geography and Segment
(In millions, except percentages)
(Unaudited)

Revenues, net by Geography*	Three Months Ended June 30,				Six Months Ended June 30,
	2025	%	2024	%	2025	%	2024	%
US	$541	49%	$507	52%	$1,049	50%	$989	52%
Brazil	170	15%	150	15%	333	16%	298	16%
UK	148	13%	133	14%	294	14%	262	14%
Other	242	22%	186	19%	432	20%	362	19%
Consolidated Revenues, net	$1,102	100%	$976	100%	$2,108	100%	$1,911	100%

*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended June 30,				Six Months Ended June 30,
	2025	%	2024	%	2025	%	2024	%
Vehicle Payments	$526	48%	$510	52%	$1,013	48%	$1,004	53%
Corporate Payments	392	36%	288	30%	745	35%	554	29%
Lodging Payments	120	11%	122	13%	230	11%	234	12%
Other	65	6%	55	6%	120	6%	119	6%
Consolidated Revenues, net	$1,102	100%	$976	100%	$2,108	100%	$1,911	100%

*Columns may not calculate due to rounding.

Exhibit 4
Segment Results*
(In thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025[1]	2024	% Change	2025[1]	2024[2]	% Change
Revenues, net:
Vehicle Payments[2]	$525,525	$510,278	3%	$1,012,635	$1,004,339	1%
Corporate Payments	391,904	288,479	36%	744,563	553,875	34%
Lodging Payments	119,790	122,377	(2)%	230,015	233,672	(2)%
Other[3]	64,811	54,576	19%	120,484	119,075	1%
	$1,102,030	$975,710	13%	$2,107,697	$1,910,961	10%
Operating income:
Vehicle Payments[2]	$250,131	$242,025	3%	$480,357	$467,720	3%
Corporate Payments	161,205	120,556	34%	297,111	225,267	32%
Lodging Payments	49,576	56,391	(12)%	92,871	103,668	(10)%
Other[3]	18,478	14,367	29%	36,175	34,022	NM
	$479,390	$433,339	11%	$906,514	$830,677	9%
Depreciation and amortization:
Vehicle Payments[2]	$46,027	$49,765	(8)%	$93,302	$100,087	(7)%
Corporate Payments	30,594	20,698	48%	60,752	41,501	46%
Lodging Payments	12,960	11,965	8%	25,784	23,595	9%
Other[3]	1,769	1,914	(8)%	3,700	3,919	(6)%
	$91,350	$84,342	8%	$183,538	$169,102	9%
Capital expenditures:
Vehicle Payments[2]	$34,917	$30,254	15%	$65,595	$58,448	12%
Corporate Payments	10,095	7,581	33%	17,675	14,857	19%
Lodging Payments	5,107	4,589	11%	9,836	9,415	4%
Other[3]	2,517	1,673	50%	4,301	2,569	67%
	$52,636	$44,097	19%	$97,407	$85,289	14%

[1] Results from Gringo acquired in the first quarter of 2025 are reported in the Vehicle Payments segment from the date of acquisition.
[2] The results of our merchant solutions business disposed of in December 2024 are included in our Vehicle Payments segment for all periods prior to disposition.
[3] Other includes Gift and Payroll Card operating segments.
NM - Not Meaningful
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended June 30,		Three Months Ended June 30,
	2025*	2024*	2025*	2024*
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$548.4	$504.2	222.6	207.9
Impact of acquisitions/dispositions	—	6.0	—	(0.6)
Impact of fuel prices/spread	(12.6)	—	—	—
Impact of foreign exchange rates	(10.3)	—	—	—
As reported	$525.5	$510.3	222.6	207.3
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$389.1	$330.6	$58,114	$48,701
Impact of acquisitions/dispositions	—	(42.1)	—	(5,823)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	2.9	—	—	—
As reported	$391.9	$288.5	$58,114	$42,879
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$119.5	$122.4	8.7	8.8
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.3	—	—	—
As reported	$119.8	$122.4	8.7	8.8
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$64.4	$54.6	412.6	356.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.4	—	—	—
As reported	$64.8	$54.6	412.6	356.7

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$1,121.4	$1,011.8	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(36.1)
Impact of fuel prices/spread[2]	(12.6)	—
Impact of foreign exchange rates[2]	(6.7)	—
As reported	$1,102.0	$975.7

[1] Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect the negative impact of movements in foreign exchange rates of approximately $7 million, negative fuel price spreads of approximately $7 million, and approximately $6 million negative impact from fuel prices.

* Columns may not calculate due to rounding.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA AND ADJUSTED EBITDA MEASURES
(In millions, except percentages)
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to net income from operations.*

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income from operations	$284.1	$251.7	$528.0	$481.5
Provision for income taxes	109.0	82.5	192.6	158.0
Interest expense, net	96.9	94.7	190.8	183.8
Other (income) expense, net	(10.6)	4.5	(6.5)	7.4
Depreciation and amortization	91.4	84.3	183.5	169.1
Loss on extinguishment of debt	—	—	1.6	—
Other operating, net	—	—	—	0.3
EBITDA	$570.7	$517.7	$1,090.0	$1,000.1

Stock-based compensation	$28.9	$27.1	$47.2	$52.1
Other addbacks[1]	21.0	9.6	38.7	18.7
Adjusted EBITDA	$620.6	$554.4	$1,176.0	$1,070.9

Revenues, net	$1,102.0	$975.7	$2,107.7	$1,911.0
Adjusted EBITDA margin	56.3%	56.8%	55.8%	56.0%

[1] Includes certain legal expenses, restructuring costs and integration and deal related costs
* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2025 and third quarter 2025 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	2025 GUIDANCE
	Low*	High*
Net income	$1,171	$1,211
Net income per diluted share	$16.41	$16.81

Stock-based compensation	97	97
Amortization	256	256
Other	71	71
Total pre-tax adjustments	424	424

Income taxes	(107)	(107)
Adjusted net income	$1,488	$1,528
Adjusted net income per diluted share	$20.86	$21.26

Diluted shares	72	72

	Q3 2025 GUIDANCE
	Low*	High*
Net income	$318	$328
Net income per diluted share	$4.42	$4.62

Stock-based compensation	25	25
Amortization	63	63
Other	17	17
Total pre-tax adjustments	105	105

Income taxes	(27)	(27)
Adjusted net income	$396	$406
Adjusted net income per diluted share	$5.50	$5.70

Diluted shares	72	72

* Columns may not calculate due to rounding.